GLAS-AIRE INDUSTRIES GROUP LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 4, 1999

     Notice is hereby given that the Annual Meeting (the "Meeting") of the Shareholders (the "Shareholders") of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire"), will be held at 11:00 a.m., local time, on November 4, 1999, at ____________________________, Las Vegas, Nevada, and any
adjournments or postponements thereof (the "Annual Meeting") for the following purposes:

     1. To elect the following six (6) persons to serve as directors of Glas-Aire until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: William
          R. Ponsoldt, Sr., Alex Y.W. Ding, Chris G. Mendrop, Marc Baldinger, Todd M. Garrett, and Craig Grossman; and

     2. To ratify the rescission of the cash dividend (the "Cash Dividend") previously declared on the common stock of Glas-Aire by the Board of Directors on April 7, 1999, and rescinded by the Board of Directors on April 20, 1999; and

     3. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on September 29, 1999, shall be entitled to notice of and to vote at the meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                           By Order of the Board of Directors


October 5, 1999
Denver, Colorado                           Alex Y.W. Ding, President



IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                         GLAS-AIRE INDUSTRIES GROUP LTD.
                             3137 Grandview Highway
                       Vancouver, British Columbia V5M 2E9
                                     Canada



                                 PROXY STATEMENT
                              DATED OCTOBER 5, 1999

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 4, 1999

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire"), in connection with the solicitation of proxies by the Board of Directors of Glas-Aire (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.01 par value, of Glas-Aire (the "Common Stock"), for use at the Annual Meeting of the Shareholders to be held at 11:00 a..m., local time, on November 4, 1999, at _________________________, Las Vegas, Nevada, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders, and the accompanying Proxy Card are first being mailed to shareholders on or about October 5, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on September 29, 1999 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 1,818,417 shares of Common Stock were outstanding (not including 158,872 treasury shares). There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) the affirmative vote of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be required to elect each of the six nominees for directors of Glas-Aire and (ii) the affirmative vote of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be required to ratify the rescission of the Cash Dividend.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to Glas-Aire and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the six nominees for directors of Glas-Aire, "FOR" the ratification of the rescission of the Cash Dividend, and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion. Glas-Aire's executive officers and directors have advised Glas-Aire that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 4.5% of the outstanding shares of Common Stock, in favor of the election of the six nominees for directors of Glas-Aire and the ratification of the rescission of the Cash Dividend. In addition, Mr. William Ponsoldt, who is an officer and director or Regency Affiliates, Inc. and Speed.com, Inc., has indicated that the shares of Glas-Aire's Common Stock held by those companies, which aggregate 644,515 shares or 35.4 %, will be voted in favor of the six nominees for directors of Glas-Aire and the ratification of the rescission of the Cash Dividend. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of Glas-Aire prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote has been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by Glas-Aire.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees, and other representatives of Glas-Aire to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
                    ----------------------------------------

     The following table sets forth certain information with respect to all those known by Glas-Aire to be record or beneficial owners of more than 5% of its outstanding Common Stock, each director, director nominee, and executive officer, a key employee, and all directors and officers as a group as of August 31, 1999. Beneficial ownership has been calculated based upon 1,818,417 shares of Glas-Aire's Common Stock being issued and outstanding (as adjusted for 158,872 shares of treasury stock held by Glas-Aire). Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares of common stock.

Name and Address of                 Amount and Nature of
 Beneficial Owner                   Beneficial Ownership     Percent of Class(1)
 ----------------                   --------------------     -------------------

Regency Affiliates, Inc.(2)(3)         644,515(2)(3)                35.4%(2)(3)
729 South Federal Highway
Suite 307
Stuart, Florida  34994

Alex Y.W. Ding(4)                       76,907(4)                 4.2%(4)
3137 Grandview Highway
Vancouver, B.C.,
Canada V5M 2E9


Table continued on the following page

Name and Address of                Amount and Nature of
  Beneficial Owner                 Beneficial Ownership      Percent of Class(1)
  ----------------                 --------------------      -------------------

Omer Esen                                4,440                        (5)
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Linda Kwan                               3,435                        (5)
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

William R. Ponsoldt, Sr.(2)                Nil                    0.0%(2)
729 South Federal Highway
Suite 307
Stuart, Florida  34994

Chris G. Mendrop                           Nil                    0.0%
1860 Blake Street
Denver, Colorado  80202

Marc Baldinger                             Nil                    0.0%
850 Lighthouse Drive
Palm City, Florida 34990

Todd M. Garrett                            Nil                    0.0%
201 Marsala Drive
Newport Beach, California 92660

Craig Grossman                             Nil                    0.0%
7500 East Arapahoe Road
Suite 101
Englewood, Colorado 80112


Directors, a key employee,
and executive officers
as a group (8 persons(4)(6)              84,782(4),(6)             4.7%(4),(6)


------------------------------
(1) Excludes (i) 68,000 shares of common stock issuable upon exercise of the Representative's Warrants issued in conjunction with a public offering completed in May 1996; and (ii) 320,000 shares of common stock reserved for issuance under Glas-Aire's stock option plans.
(2) Includes 516,915 shares owned of record by Speed.com, Inc., a wholly-owned subsidiary of Regency Affiliates, Inc. Mr. William Ponsoldt, Sr. serves as president, chief executive officer and chairman of the board of directors of Regency and as president and a director of Speed.com. Mr. Ponsoldt disclaims beneficial ownership of any of those shares.
(3) Subsequent to August 31, 1999, Regency Affiliates, Inc. acquired additional shares in open market and private purchases thereby increasing its ownership to over 51% of the currently outstanding shares of Glas-aire Common Stock. These acquisitions are not reflected in the above table.
(4) Includes 70,777 shares sold by the numbered company controlled by Alex Y.W. Ding in September 1998 to his mother, Ms. Sik Chun Fei. Mr. Ding may be deemed to be the beneficial owner, although not the record owner, of those shares.
(5)  Represents less than 1%.
(6) Does not include the 644,515 shares owned by Regency Affiliates, Inc. and Speed.com, Inc.

Change of Control

     On April 16, 1999, Edward Ting, the then Chairman of the Board of Directors of Glas-Aire, and Viola Ting, Mr. Ting's wife, sold an aggregate of 513,915 shares of the $0.01 par value Common Stock of Glas-Aire to Speed.com, Inc. ("Speed.com"), a Delaware corporation, in a private transaction. Speed.com is a wholly-owned subsidiary of Regency Affiliates, Inc. ("Regency"), also a Delaware corporation.

     The purchase price for the shares was $1,863,000, with $1,213,000 of the purchase price paid in cash and the balance of $650,000 paid in the form of a promissory note due January 1, 2000 which bears interest at the rate of 7.5%. The indebtedness evidenced by the promissory note is secured by a first priority security interest in 200,000 of the shares purchased by Speed.com. In addition, payment of the indebtedness evidenced by the promissory note is guaranteed by Mr. William R. Ponsoldt, Sr., president and a director of Speed.com and president, chief executive officer and chairman of the board of directors of Regency.

     The cash in the amount of $1,213,000 was borrowed from National Trust Company, an affiliate of Statesman Group, Inc. which is a controlling shareholder of Regency. The loan is unsecured and is due on demand.

     Subsequent to the transfer of the 513,915 shares, Speed.com owns, beneficially and of record, approximately 35.8% of the issued and outstanding shares of Glas-Aire, including 3,000 shares previously purchased on the open market. Therefore, the transaction effected a change in control of Glas-Aire.

     As a result of the change in control and pursuant to the Contract for the Purchase and Sale of Securities, Messrs. Edward Ting and Clement Cheung resigned as directors of Glas-Aire and, by consent minutes dated April 16, 1999, Messrs. William R. Ponsoldt, Sr. and Marc H. Baldinger were elected to fill the vacancies created by their resignations. Neither Mr. Ting nor Mr. Cheung resigned as a result of any disagreement with Glas-Aire. In addition, Speed.com requested that Messrs. Todd M. Garrett and Craig Grossman be elected to Glas-Aire's Board of Directors. The Board of Directors approved resolutions electing these two persons to the Board subject to satisfying the minimum 10 day notice provision of Rule 14f-1 adopted under the Securities Exchange Act of 1934.

     Effective August 4, 1999, Regency Affiliates, Inc., the parent of Speed.com, Inc., received 86,000 newly issued shares of Common Stock, plus $1,968,000 cash, from Glas-Aire in consideration for 2,852,375 newly issued shares of Regency common stock. This transaction, plus the purchase by Regency on August 2, 1999 of an additional 41,600 shares in the open market, resulted in Regency and Speed.com owning an aggregate of 644,515 shares of Glas-Aire Common Stock, or approximately 35.4% of the currently outstanding shares.


                                BOARD COMMITTEES
                                ----------------

     On March 2, 1998, the Board of Directors established, and has since maintained, an Independent Audit Committee to (i) review and approve the scope of audit procedures employed by Glas-Aire's independent auditors; (ii) review and approve the audit reports rendered by Glas-Aire's independent auditors;
(iii) approve the audit fee charged by the independent auditors; (iv) report to the Board of Directors with respect to such matters; (v) recommend the selection of independent auditors; and (vi) discharge such other responsibilities as may be delegated to it from time to time by the Board for an Audit Committee of the Board of Directors. Clement Cheung and Chris G. Mendrop, the independent directors of the Corporation, were appointed members of the newly established Independent Audit Committee.

     On April 16, 1999, Clement Cheung resigned as a director of Glas-Aire and was replaced by Marc H. Baldinger, who was designated an independent director of Glas-Aire to replace Mr. Cheung in that capacity and appointed a member of the Independent Audit Committee to fill the vacancy on that Committee created by Mr. Cheung's resignation. Messrs. Mendrop and Baldinger are the current members of the Independent Audit Committee.

                     COMPENSATION OF OFFICERS AND DIRECTORS
                     --------------------------------------

     Except for directors' fees, the following table summarizes all compensation paid to the chief executive officer, the president, and a director of Glas-Aire during the last three fiscal years.



                                                                 Annual Compensation
       Name                                                      -------------------
       and                             Fiscal year                                        Other
     principal                            ended                                          annual
     position                          January 31,      Salary          Bonus         compensation
     --------                          -----------      ------          -----         ------------

Edward Ting                               1999        $      0       $13,528(1)       $  48,000(2)
  Chief Executive Officer,                1998        $      0       $ 5,140(1)       $  48,000(2)
  Chairman of the Board                   1997        $      0       $ 6,801(1)       $  48,000(2)

Alex Y.W. Ding                            1999        $ 57,575       $ 13,528(3)              0
  President, Chief Operating Officer,     1998        $ 51,097       $  5,140(3)              0
  Director                                1997        $ 49,357       $  6,801(3)              0

Chris G. Mendrop                          1999        $      0       $      0         $  12,000(4)
   Director                               1998        $      0       $      0         $  12,000(4)
                                          1997        $      0       $      0         $  12,000(4)
------------------------------


(1) Mr. Ting was paid bonuses of $13,528, $5,140, and $6,801 during the fiscal years ended January 31, 1999, 1998, and 1997, respectively, pursuant to Glas-Aire's profit sharing program described below. Mr. Ting resigned as Chief Executive Officer and as a Director of Glas-Aire effective April 16, 1999.
(2) Represents consulting fees paid by Glas-Aire to Mr. Ting during the fiscal years ended January 31, 1999, 1998, and 1997.
(3) Mr. Ding was paid bonuses of $13,528, $5,140, and $6,801 during the fiscal years ended January 31, 1999, 1998, and 1997, respectively, pursuant to Glas-Aire's profit sharing program described below.
(4) Represents consulting fees paid by Glas-Aire to Corporate Development Capital, Inc. and Blake Street Group LLC of which Mr. Mendrop was a shareholder and partner, respectively, during the fiscal years ended January 31, 1999, 1998, and 1997.

     Employment Agreements. Effective August 1, 1998, Glas-Aire entered into amended and restated employment agreements with Edward Ting, Alex Y.W. Ding, Omer Esen, and Linda Kwan. The agreements are for two year terms. In connection with Edward and Viola Ting's sale of their shares to Speed.com, Mr. Ting agreed to cancel his employment agreement with Glas-Aire. Under their employment agreements, Messrs. Ding and Esen and Ms. Kwan are entitled to base annual compensation of $72,000(US), $48,000(US), and $37,800(US), respectively. Messrs. Ding, Esen, and Ms. Kwan are paid in Canadian dollars and the US dollar figures in the preceding sentence are based upon conversion at the average exchange rate during the year. In addition to base compensation and the minimum bonuses as provided in the agreements, Messrs. Ding and Esen and Ms. Kwan are entitled to participate in the profit sharing program described below.

     Directors. Glas-Aire paid $2,000 to each director (employee and non-employee) during the fiscal year ended January 31, 1999 as compensation for serving as a director.

     Profit Sharing Program. Rather than paying its executives high salaries, management believes it desirable to provide incentives through a profit sharing program. Accordingly, in 1994, Glas-Aire adopted a profit sharing program which provides that an amount equal to 10% of Glas-Aire's income before income taxes and provision for profit sharing may be distributed to officers and employees of Glas-Aire. The first distributions pursuant to the plan, aggregating approximately $83,000, were made in April 1995, based on the net income of Glas-Aire for the fiscal year ended January 31, 1995. The Board of Directors has adopted an amendment to the profit sharing program under which the maximum amount that can be distributed under the program in any one fiscal year is $100,000. Distributions under the plan for the fiscal year ended January 31, 1999, aggregated approximately $89,496.

     Option Plans. Glas-Aire's Board of Directors has adopted an incentive stock option plan (the "Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of Glas-Aire's common stock. The purpose of the Qualified Plan is to make options available to management and employees of Glas-Aire in order to provide them with a more direct stake in the future of Glas-Aire and to encourage them to remain with Glas-Aire. The Qualified Plan provides for the granting to management and employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

     Glas-Aire's Board of Directors has adopted a non-qualified stock option plan (the "Non-Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of Glas-Aire's common stock. The purpose of the Non-Qualified Plan is to provide certain key employees, independent contractors, technical advisors, and directors of Glas-Aire with options in order to provide additional rewards and incentives for contributing to the success of Glas-Aire. These options are not incentive stock options within the meaning of Section 422 of the Code.

     The Qualified Plan and the Non-Qualified Plan will be administered by a committee appointed by the Board of Directors which determines the persons to be granted options under the stock option plans and the number of shares subject to each option. No options granted under the stock option plans will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee will terminate upon his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the committee deems it to be in Glas-Aire's best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan meets the requirements of rules adopted under the Exchange Act) in common stock or a combination of cash and common stock. The term of each option and the manner in which it may be exercised will be determined by the committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of Glas-Aire's outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant. The exercise price of all stock options granted under the Non-Qualified Plan must be equal to at least 80% of the fair market value of such shares on the date of grant as determined by the committee, based on guidelines set forth in the Non-Qualified Plan.

                              CERTAIN TRANSACTIONS
                              --------------------

     On March 31, 1998, Glas-Aire granted a bank a security interest in a $500,000 deposit as collateral for the issuance of a standby letter of credit (the "LC") to one of the suppliers to a wholly-owned subsidiary of Electrocon International Inc. ("EII"). Mr. Edward Ting, the then chairman of the board, and Mr. Clement Cheung, then a member of the Board of Directors, are officers and directors of EII. As consideration for Glas-Aire agreeing to provide the security for the LC, EII agreed as follows: (i) to issue Glas-Aire a warrant exercisable for a period of five years from March 25, 1998, to purchase 250,000 shares of common stock of EII at an exercise price of $1.00 per share during the first year, $1.10 per share during the second year, $1.20 per share during the third year, $1.50 per share during the fourth year and $1.75 per share during the fifth year; (ii) to pay Glas-Aire a fee in the amount of 1% of the collateral, or $5,000, payable to Glas-Aire in advance for the six-month period beginning on the date the LC was issued by the Bank, and an additional fee of 1%, also payable in advance, for the six-month period immediately following the initial six-month period, if Glas-Aire's collateral continued to be utilized for the LC, with the understanding that the collateral would be made available by Glas-Aire to collateralize the LC for a period not to exceed one year; and (iii) the pledge to Glas-Aire by Edward Ting of all shares of Glas-Aire common stock currently held by him, his wife or under his control. Subsequently, the Board of Directors approved a loan in the principal amount of $500,000 to EII secured by 100% of Edward Ting's Glas-Aire stock. EII used the proceeds of the loan to, among other things, cause the bank to release Glas-Aire's $500,000 security deposit that was being used as collateral for the LC. On April 16, 1999, the loan (including principal and interest) was paid in full by Edward Ting and Glas-Aire assigned the promissory note from EII to Mr. Ting.

     On April 16, 1999, Edward Ting, the then chairman of the Board of Directors of Glas-Aire, and Viola Ting, Mr. Ting's wife, sold an aggregate of 513,915 shares of Glas-Aire Common Stock, constituting approximately 35.8% of the then outstanding shares, to Speed.com, Inc. in a private transaction. Speed.com, Inc. is a wholly-owned subsidiary of Regency Affiliates, Inc. The transaction constituted a change in control of Glas-Aire. As a result of the change in control and pursuant to the Contract for the Purchase and Sale of Securities, Edward Ting resigned an an officer and director of Glas-Aire and Mr. William Ponsoldt, Sr., the president and a director of Speed.com and the president, chief executive officer, and chairman of the board of directors of Regency, was elected to the Glas-Aire Board of Directors. The consideration paid for the shares was $1,213,000 in cash and a promissory note in the principal amount of $650,000 which is due on January 1, 2000 and which bears interest at the rate of 7.5%. The indebtedness evidenced by the promissory note is secured by a first priority security interest in 200,000 of the shares purchased by Speed.com and is guaranteed by Mr. Ponsoldt. In August 1999, Glas-Aire purchased 2,852,375 newly issued shares of Regency common stock. The consideration paid for that stock was 86,000 newly issued shares of Glas-Aire Common Stock, plus $1,968,000 cash. For further information regarding these transactions, see "Security Ownership of Certain Beneficial Owners and Management--Change of Control."

                                   PROPOSAL 1
                                   ----------

                           ELECTION OF SIX (6) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     Glas-Aire's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Articles of Incorporation of Glas-Aire is not less than one (1) nor more than seven (7).

     Unless otherwise directed by Shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute Glas-Aire's Board of Directors. Glas-Aire is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of Glas-Aire prior to the voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

     William R. Ponsoldt, Sr. has been a director of Glas-Aire since April 16, 1999, and has served as chief executive officer and chairman of the Board of Directors since April 17, 1999. Mr. Ponsoldt is the chairman of the board, chief executive officer, and president of Regency Affiliates, Inc. Mr. Ponsoldt has been a director of Regency since June 1996, the chairman of the board since August 1996, and president and chief executive officer since June 1997. During the past five years, Mr. Ponsoldt has served as the portfolio manager for several hedge funds.

     Alex Yie Wie Ding has served as President of Glas-Aire since February 1995 and as Chief Operating Officer and Treasurer since June 1996. From 1991 until February 1995, Mr. Ding served as Glas-Aire's General Manager. Mr. Ding has been a director of Glas-Aire since 1991. Mr. Ding's responsibilities include managing and advising senior staff, as well as manufacturer representative agencies, on a variety of important issues. He is also responsible for new business development, analysis and evaluation of major projects, and maintaining high level contact with key customers. From September 1988 to June 1991, Mr. Ding was General Manager of Hing Wor Inc., a clothing manufacturer based in Montreal. Mr. Ding serves on the board of the Better Business Bureau of the Lower Mainland of British Columbia, and he is the president of Sunbrite Business Association. Mr. Ding has a bachelors degree (1984) in civil engineering and a post-graduate diploma in management (MBA Level 1, 1986), both from McGill University.

     Chris G. Mendrop has been a director of Glas-Aire since its inception. He is the chief executive officer of Blake Street Group LLC, Blake Street Securities LLC, and Blake Street Advisors LLC (collectively the "Blake Street Group"). He has served as the chief executive officer of each of the companies included in the Blake Street Group since those companies were formed in January, March, and July 1998. From July 1992 until January 1998, Mr. Mendrop was the chief executive officer of Corporate Development Capital, Inc., an investment advisory and financial consulting firm located in Denver, Colorado. Mr. Mendrop holds a Bachelor of Science degree in economics from Colorado State University and a Masters of Business Administration degree in finance from the University of Colorado.

     Marc Baldinger has served as a director of Glas-Aire since April 16, 1999. Mr. Baldinger is a senior officer in financial services for Riverside National Bank, located in Palm City, Florida, and is responsible for portfolio management, asset allocation, and investment selection for Riverside's Trust Department. He has been employed by Riverside since November 1996. From January 1994 to November 1996, Mr. Baldinger was employed as a certified financial planner for American Express Financial Advisors, Inc. and Linsco Private Ledger. Mr. Baldinger has a broad background in financial management and planning. Prior to entering the financial planning business, Mr. Baldinger was the president of Supreme Petroleum Company, which was a petroleum trading company.

     Todd M. Garrett has served as a director of Glas-Aire since May 21, 1999. Mr. Garrett currently works as an investment advisor in the Private Client Department in the corporate headquarters of Cruttenden Roth, Incorporated in Newport Beach, California. Mr. Garrett specializes in formulating investment strategies through the selection of optimal investment combinations tailored to client needs and objectives. His managed portfolios comprise both high net worth individuals and institutional investors. Mr. Garrett has worked in the investment industry for more than eight years. Furthermore, he has worked for several investment banks that include Kidder Peabody & Co., Lehman Brothers, Fidelity Investments, and Sutro & Co. Mr. Garrett holds a Bachelor of Arts degree in business economics from San Diego State University with an emphasis in finance and accounting. Mr. Garrett is a member of the Association for Investment Management and Research (AIMR) and is currently pursuing the Chartered Financial Analyst (CFA) designation.

     Craig Grossman has served as a director of Glas-Aire since May 21, 1999 Since July 1998, Mr. Grossman has been the chief executive officer of On-Line Mortgage Services, Inc. ("OMS"), a licensed retail mortgage broker in eleven states. OMS provides retail residential mortgages on the internet and through other retail channels. From September 1995 to July 1998, Mr. Grossman was vice president of business development for CMP Mortgage Company (a subsidiary of JRMK Companies) which is a large privately owned mortgage broker in Colorado. From May 1994 to September 1995, Mr. Grossman was president and a member of the board of directors of Regency Affiliates, Inc. Mr. Grossman has extensive experience in real estate development and in the real estate industry.

     No family relationship exists among any of the named directors and executive officers. Except as described herein, no arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer of Glas-Aire.

Board Recommendation

     The Board recommends a vote FOR the election of each of the six nominees for directors of Glas-Aire.


                                   PROPOSAL 2
                                   ----------

                   RATIFICATION OF RESCISSION OF CASH DIVIDEND
                    PREVIOUSLY DECLARED BY BOARD OF DIRECTORS

         On April 7, 1999, the Board of Directors of Glas-Aire declared a cash dividend (the "Cash Dividend") for the fiscal year ended January 31, 1999, on the issued and outstanding Common Stock of Glas-Aire in the amount of $.25 for each share of Common Stock. On April 20, 1999, the Board of Directors voted to rescind the Cash Dividend in response to a significant negative response from Shareholders of Glas-Aire to the payment of the dividend. The Board believed that it was in the best interests of the Shareholders to rescind the Cash Dividend and to redirect those funds to the purchase of assets and equipment that would assist with the growth of Glas-Aire in an attempt to optimize shareholder value. The Board further voted to submit the rescission of the Cash Dividend to a vote of the Shareholders at the 1999 Annual Meeting of Shareholders in order to provide the Shareholders with the opportunity to advise management of their wishes with respect to the deployment of Glas-Aire's liquid assets.

     The Board of Directors continues to believe that the rescission of the Cash Dividend is in the best interests of Glas-Aire and its Shareholders.

Board Recommendation

     The Board recommends a vote FOR the ratification of rescission of the Cash Dividend previously declared on the Common Stock of Glas-Aire by the Board of Directors on April 7, 1999, and rescinded by the Board of Directors on April 20, 1999.

                                     GENERAL
                                     -------

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.



                                     By Order of the Board of Directors


                                     Alex Y.W. Ding, President

                         GLAS-AIRE INDUSTRIES GROUP LTD.
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 4, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Glas-Aire Industries Group Ltd., a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated October 5, 1999, and hereby appoints Willaim R. Ponsoldt, Sr. and Alex Y.W. Ding, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. Election of each of the following six (6) persons to serve as directors of the Company until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

         William R. Ponsoldt, Sr.
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

         Alex Y.W. Ding
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

         Chris G. Mendrop
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

         Marc Baldinger
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

         Todd M. Garrett
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

         Craig Grossman
         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

2. Ratification of the rescission of the cash dividend (the "Cash Dividend") previously declared on the common stock of the Company by the Board of Directors on April 7, 1999, and rescinded by the Board of Directors on April 20, 1999.

         FOR  /___/           AGAINST  /___/            ABSTAIN  /___/

3. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to ratify the rescission of the cash dividend (the "Cash Dividend") previously declared on the common stock of the Company by the Board of Directors on April 7, 1999, and rescinded by the Board of Directors on April 20, 1999.


Dated:________________________, 1999.


                                     [LABEL]

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.



PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL ATTACHED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON. ON.